Exhibit 21.1

List of Subsidiaries

1.	Renovation Investment (Hong Kong) Co., Ltd. (“Renovation”) is a Hong Kong company and is wholly-owned by the Company.

2.	Hangzhou Jiutong Medical Technology Co., Ltd. is a Chinese company and is wholly-owned by Renovation.

3.	Zhejiang Shouantang Pharmaceutical Technology Co., Ltd. (“Shouantang Technology”) is a Chinese company and is wholly-owned by Renovation.

4.	Zhejiang Jiuxin Investment Management Co., Ltd. (“Jiuxin Management”) is a Chinese company and is wholly-owned by Renovation.

5.	Tonglu Lydia Agriculture Development Co., Ltd. is a Chinese company and is wholly-owned by Shouantang Technology.

6.	Zhejiang Quannuo Internet Technology Co., Ltd. (“Quannuo Technology”) is a Chinese company and is wholly-owned by Shouantang Technology.

7.	Hangzhou Quannuo Grand Pharmacy Co., Ltd. is a Chinese company and is wholly-owned by Quannuo Technology.

8.	Hangzhou Jiuxin Qianhong Agriculture Development Co., Ltd. is a Chinese company and is wholly-owned by Jiuxin Management.

9.
Zhejiang Jiuying Grand Pharmacy Co., Ltd. is a Chinese company and is 39% owned by Shouantang Technology and 10% owned by Jiuxin Management, with the remaining 51% controlled by Jiuxin Management through contractual arrangements.

10.	Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”) is a Chinese company controlled by Jiuxin Management through contractual arrangements.

11.	Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) is a Chinese partnership controlled by Jiuxin Management through contractual arrangements.

12.	Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. is a Chinese company controlled by Jiuxin Management through contractual arrangements.

13.	Shanghai Lydia Grand Pharmacy Co., Ltd. (“Shanghai Lydia”) is a Chinese company and is wholly-owned by Jiuzhou Pharmacy.

14.	Zhejiang Jiuxin Medicine Co., Ltd. is a Chinese company and is wholly-owned by Jiuzhou Pharmacy.

15.	Shanghai Lydia Zhongxing Grand Pharmacy Co., Ltd. is a Chinese company and is wholly-owned by Shanghai Lydia.